STRATEGIC MANAGEMENT ADVISORY & CONSULTING AGREEMENT

Made in Montréal and effective this 9th day of December 2008

By and between;

Impact Medical Solutions, Inc.,
Being Referred to as Impact;

And

Mark Billings,
Being Referred to as Consultant;

Description

Consultant will offer its strategic management and financial expertise and services in business development and corporate reorganization. Consultant will suggest financial structures and linked strategies and will offer its expertise in the field of mergers and acquisitions;

The present mandate expressly excludes investor relations and promotional activities. Impact is well aware that Consultant does not offer this type of services nor does it plan to do so in the future.

Exclusivity and Duration

Impact appoints Consultant as its non-exclusive exclusive agent for the implementation of the scenarios originating from this mandate for a period of one (1) year, which is renewable at the option of Impact for an additional one (1) year following the signing of the present agreement.

Confidential and/or Insider Information

Confidential information of any nature that either party acquires regarding any aspect of the other party's business shall be treated in strict confidence. Information so obtained shall not be divulged, furnished or made accessible to third parties without the written permission of the other party to this Agreement. Upon termination of this Agreement, the terms of this paragraph shall remain in effect for five years.

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Compensation

Consultant compensation will be paid as follows:

Monthly fees of $11,500.00 plus the applicable taxes, payable in advance the first day of the month.

Expenses and other fees

All expenses incurred by Consultant and authorized by Impact in relation with the implementation of the mandate described in the present agreement will be paid on presentation of an expense report on a monthly basis.

Termination

The parties acknowledge that the termination of the present agreement is severable of the termination of certain reciprocal obligations, thereof:

·
At the termination or conclusion of this agreement, Consultant agrees, unless notice of the contrary and according to the laws of the land, to keep any information gathered in the duration of this mandate confidential.

·	In case of unilateral termination by Impact of the present agreement, only the amount due for on-going year will be payable.

SIGNED IN MONTRÉAL THIS 9th DAY OF DECEMBER, 2008

IMPACT MEDICAL SOLUTIONS, INC.		Consultant

By:	/s/ Wayne Cockburn	By:	/s/ Mark Billings

Name:	Wayne Cockburn	Name:	Mark Billings

Title:	CEO	Title:

Date:	December 9, 2008	Date:	December 9, 2008

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December 16, 2008

Mr. Mark Billings
2020 University Street
Montreal, Quebec
H3A 2A5

OBJECT: ACKNOWLEDGMENT OF MODIFIED TERMS OF CONSULTING AGREEMENT

Dear Mr. Billings,

As we discussed recently, it is of mutual interest that we make some modifications to a previous agreement we both signed.  Reference is made to the Strategic Management Advisory and Consulting Agreement (the “Agreement”) between Impact Medical Solutions, Inc. (“IMSU”) and Mark Billings (“Consultant”) dated December 9, 2008.

This letter will acknowledge that the compensation for the services to be provided by Consultant under the Agreement will be considered paid in full upon the issuance to Consultant of shares of common stock of IMSU (the “Shares”).

The Shares will be issued in the following manner:

•	Four hundred and twenty seven thousand one hundred and forty three (427,143) shares of common stock will be issued immediately, and;

•
Three hundred and twenty eight thousand five hundred and seventy one (328,571) shares of common stock will be issued upon the completion of a minimum of a one million (US$1,000,000) private placement of equity and/or debt securities of IMSU under terms deemed acceptable by IMSU (the “Private Placement”).

IN WITNESS WHEREOF IMSU AND CONSULTANT HAVE EXECUTED THIS AMENDMENT TO THE AGREEMENT.

By: /s/  Wayne D. Cockburn
      Name:  Wayne D. Cockburn
      Title:  CEO

By: /s/  Mark Billings
      Name:  Mark Billings

Impact Medical Solutions, Inc.   17011 Beach Boulevard, Suite 900, Huntington Beach, CA   92647
Bus.  714-841-2670    Fax.  714-841-2720